EXHIBIT 3.1
                                                                     -----------



                            CERTIFICATE OF OWNERSHIP
                             MERGER AND NAME CHANGE

                                       OF

                             EMPIRE MINERALS, CORP.
                            (a Delaware corporation)

                                       AND

                             DOMINION MINERALS CORP.
                            (a Delaware corporation)

                UNDER SECTION 253 OF THE GENERAL CORPORATION LAW

                            OF THE STATE OF DELAWARE

     The undersigned corporation organized and existing under and by virtue of the General corporation Law of the State of Delaware,

     DO HEREBY CERTIFY:

     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

                  NAME                                  STATE OF INCORPORATION
                  ----                                  ----------------------

         Empire Minerals, Corp.                               Delaware

         Dominion Minerals Corp.                              Delaware

     SECOND: That 100% of the outstanding stock of Dominion Minerals Corp. is owned by Empire Minerals Corp.

     THIRD: The name of the surviving corporation of the merger is Empire Minerals, Corp., which will continue its existence as said surviving corporation under the name Dominion Minerals Corp.

     FOURTH: That the Certificate of Incorporation of Empire Minerals, Corp., a Delaware corporation, the surviving corporation, shall be the Certificate of Incorporation of the surviving corporation, except that the FIRST article relating to the name shall be deleted in its entirety and replaced with the following article:

          "FIRST: The name of the corporation is Dominion Minerals Corp.



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     FIFTH: That the members of the Board of Directors of Empire Minerals, Corp.
unanimously adopted the following resolution by written consent on the 26th day of November, 2007:

     RESOLVED, that the Company's wholly-owned subsidiary, Dominion Minerals Corp., be merged with and into the Company, and that upon the filing of the appropriate certificate of Merger with the Secretary of State of the State of Delaware, the Company's name shall be changed to Dominion Minerals Corp.

     SIXTH: This merger shall be effective on November 26, 2007.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate this 26th day of November, 2007.

                                          EMPIRE MINERALS, CORP.


                                          By: Diego E. Roca
                                              ----------------------------------
                                              Name:  Diego E. Roca
                                              Title:  Chief Financial Officer

                                          DOMINION MINERALS CORP.


                                          By: Diego E. Roca
                                              ----------------------------------
                                              Name:  Diego E. Roca
                                              Title:  Chief Financial Officer